                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                  ______________________________

                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                 DATE OF REPORT: APRIL 9, 1999
                (Date of earliest event reported)

                  ______________________________



                         MITY-LITE, INC.
      (Exact name of registrant as specified in its charter)


         UTAH                0-23898             87-0448892

   (State or other       (Commission file     (I.R.S. employer
   jurisdiction of           number)         identification no.)
   incorporation or
    organization)

                       1301 West 400 North
                        Orem, Utah  84057
             (Address of principal executive offices)


                          (801) 224-0589
       (Registrant's telephone number, including area code)


                  ______________________________





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Item 2.  Acquisition or Disposition of Assets.


     On April 6, 1999, Mity-Lite, Inc., a Utah corporation (the "Registrant"), issued the press release attached hereto as Exhibit 99.3, announcing it would acquire certain assets and obligations of The CenterCore Group, Inc. ("CenterCore"), a privately-owned designer, manufacturer and marketer of call center furniture. The transaction closed on April 9, 1999.

     Two wholly owned subsidiaries of Mity-Lite completed the transactions contemplated in the Asset Purchase Agreement and the Subordinated Debt Assignment Agreements as well as certain other related transactions. C Core, Inc., a Utah corporation, purchased the accounts receivable, inventory, machinery and equipment, intellectual property and certain other assets of The CenterCore for an estimated $5.0 million. The final purchase price will be determined based on asset values at closing and will be adjusted dollar for dollar for increases and/or decreases in the closing book values of accounts receivable, inventory, and machinery and equipment. C Core will continue to design and market call center furniture under the CenterCore name. Product manufacturing will be transitioned to DO Group, Inc., a 49.9 percent owned affiliate of Mity-Lite.

     BOCCC, Inc., also a Utah corporation and wholly owned subsidiary of Mity-Lite, purchased the outstanding subordinated debt obligations of CenterCore for $0.5 million. The outstanding subordinated debt obligations of CenterCore totaled approximately $2.0 million at closing.

     Cash from Mity-Lite's general working capital was used to fund the purchases.

Item  7.  Financial  Statements, Pro Forma  Financial Information and
Exhibits.

(a) Financial Statements of Business Acquired. Financial statements for The CenterCore Group, Inc., required in connection with the acquisition of substantially all of CenterCore's assets, will be filed by amendment within 60 days of when this Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. Pro forma financial information required in connection with the acquisition of substantially all of assets of The CenterCore Group, Inc. will be filed by amendment within 60 days of when this Report on Form 8-K is required to be filed.

(c)    Exhibits.   See Index to Exhibits incorporated herein in its entirety
by this reference.




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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MITY-LITE, INC.
                              (Registrant)


                              By:  /s/ Bradley T Nielson
                                   Bradley T Nielson
Date:  April 23, 1999         Its: Chief Financial Officer




                        INDEX TO EXHIBITS


2.10 Asset Purchase Agreement dated as of April 9, 1999, by and among The CenterCore Group, Inc., a Delaware Corporation, Fleet Capital Corporation, a Rhode Island Corporation, and C Core, Inc., a Utah Corporation and wholly owned subsidiary of Mity-Lite, Inc.

2.11 Form of Assignment Agreement by and among BOCCC, Inc., a Utah Corporation and wholly owned subsidiary of Mity-Lite, Inc., and various parties holding subordinated debt instruments of The CenterCore Group, Inc. This form of Assignment Agreement is substantially the same agreement that was signed by BOCCC, Inc. and nine different subordinated debt holders.

99.3  Mity-Lite, Inc. Press Release (April 6, 1999)